CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our reports, dated December 28, 2009, for the Evergreen Emerging Markets Growth Fund, Evergreen Global Opportunities Fund, Evergreen Global Large Cap Equity Fund, Evergreen International Equity Fund and Evergreen Intrinsic World Equity Fund, each a series of the Evergreen International Trust, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

July 16, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our reports, dated December 28, 2009, for the Evergreen Health Care Fund and Evergreen Utility and Telecommunications Fund, each a series of Evergreen Equity Trust, and for Evergreen Precious Metals Fund, a series of the Evergreen International Trust, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

July 16, 2010

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our report, dated February 26, 2010, for the Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

July 16, 2010